Compost America Holding Company, Inc. and Subsidiaries
Pro Forma Condensed Consoliated Balance Sheet
April 30, 1999
(unaudited)

 ASSETS

                                                                                                               Pro forma
                                                                         Sale of            Other               Balance
                                                        04/30/1999        Epic            Adjustments            Sheet
                                                      ------------------------------------------------------------------
 Current assets

  Cash and cash equivalents                               299,010        3,000,990                             3,300,000
  Restricted project fund trust account                91,370,763                         (91,370,763)                 -
  Accounts receivable, net                              5,440,140       (5,424,770)                               15,370
  Prepaid expenses and other current assets               512,865         (507,305)                                5,560
                                                      ------------------------------------------------------------------

   Total current assets                                97,622,778       (2,931,085)       (91,370,763)         3,320,930
                                                      ------------------------------------------------------------------

 Property, plant and equipment, net                    22,523,429      (10,221,582)                           12,301,847
                                                      ------------------------------------------------------------------
 Other assets

  Customer contract rights, net                        26,567,001      (26,567,001)                                    -
  Other intangible assets, net                          1,322,546         (228,309)                            1,094,237
  Investment in joint venture                             872,886        1,850,000                             2,722,886
  Other assets                                            254,409                                                254,409
                                                      ------------------------------------------------------------------
   Total other assets                                  29,016,842      (24,945,310)                 -          4,071,532
                                                      ------------------------------------------------------------------
                                                      149,163,049      (38,097,977)       (91,370,763)        19,694,309
                                                      ==================================================================

 Liabilities and Stockholders' Deficiency

 Current liabilities

  Short-term debt                                         522,816         (522,816)                                    -
  Bond payable                                         91,370,763                         (91,370,763)                 -
  Long-term debt, current portion                      18,814,808      (13,302,451)                            5,512,357
  Due to related parties                                8,403,637       (5,558,111)                            2,845,526
  Accounts payable                                      5,052,282       (4,952,282)                              100,000
  Accrued expenses                                      5,084,156       (5,084,156)                                    -
                                                      ------------------------------------------------------------------
   Total current liabilities                          129,248,462      (29,419,816)       (91,370,763)         8,457,883
                                                      ------------------------------------------------------------------
 Long-term debt                                         7,087,062       (7,087,062)                                    -
                                                      ------------------------------------------------------------------
 Redeemable Preferred and Common stock                 14,817,949                                             14,817,949
                                                      ------------------------------------------------------------------
 Stockholders' (deficiency)                            (1,990,424)      (1,591,099)                           (3,581,523)
                                                      ------------------------------------------------------------------
                                                      149,163,049      (38,097,977)       (91,370,763)        19,694,309
                                                      ==================================================================

Compost America Holding Company, Inc. and Subsidiaries
Pro Forma Condensed Consoliated Statement of Operations
April 30, 1999
(unaudited)

                                                                                                          Pro forma
                                                                          Sale of           Other        Statement of
                                                      04/30/1999           Epic          Adjustments      Operations
                                                      --------------------------------------------------------------
 Revenues                                              22,249,982       (22,032,853)                         217,129
                                                      --------------------------------------------------------------
 Costs and expenses

  Operating                                            15,830,073       (15,798,816)                          31,257
  Selling, general and administrative                  10,455,584        (1,898,736)                       8,556,848
  Depreciation and amortization                         6,633,425        (4,246,996)                       2,386,429
  Compensation for stock options                          595,000          (595,000)                               -
  Provision for impairment                             10,721,161                                         10,721,161
                                                      --------------------------------------------------------------

                                                       44,235,243       (22,539,548)              -       21,695,695
                                                      --------------------------------------------------------------


 Operating loss                                       (21,985,261)          506,695               -      (21,478,566)
                                                      --------------------------------------------------------------


 Other income (expense)

  Interest expense                                    (14,162,511)        2,796,682       2,700,000       (8,665,829)
  Interest income                                       3,468,273           (44,877)     (3,423,396)               -
  Loss on investment                                     (819,129)                                          (819,129)
  Gain on sale of subsidiary                                    -                                                  -
  Other, net                                             (698,044)                                          (698,044)
                                                      --------------------------------------------------------------

 Loss before income tax (provision) benefit           (34,196,672)        3,258,500        (723,396)     (31,661,568)

 Income tax (provision) benefit                         7,906,420           208,000                        8,114,420
                                                      --------------------------------------------------------------

 Net loss                                             (26,290,252)        3,466,500        (723,396)     (23,547,148)

 Preferred stock dividends                             (1,519,761)                                        (1,519,761)

 Accretion on preferred stock                          (3,040,954)                                        (3,040,954)
                                                      --------------------------------------------------------------

 Net loss applicable to common stockholders           (30,850,967)        3,466,500        (723,396)     (28,107,863)
                                                      ===============================================================


 Net loss per common share
  Basic and diluted                                         (0.75)                                             (0.68)
                                                      ============                                  =================


Footnotes to Pro Forma Financial Statements


(a) The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale of Compost America Holding Company, Inc.'s (the "Company") wholly owned subsidiary Environmental Protection & Improvement Company, Inc. ("Epic") as of April 30, 1999. Following is a detail of the proceeds surrounding the sale as well as a use of proceeds:

    Proceeds from sale of EPIC                                   $ 31,300,000
    Note payable                                                    1,500,000
                                                                 ------------
                                                                   32,800,000

    Use of Proceeds:

    Purchase of Equity Investment                                   1,850,000
    Advancing existing projects                                       500,000
    Repayment of debt                                              16,900,000
    Severance pay                                                   1,600,000
    Settlement of disputes                                          4,717,785
    Repayment of payables                                           3,932,215
                                                                  -----------

    Net cash received, to be used for working capital             $ 3,300,000
                                                                  ===========



    Pro forma adjustments includes the disposition of the assets and liabilities of EPIC, proceeds from the sale, gain on the sale and immediate use of sale proceeds.


(b) The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 1999 include the following adjustments:

    Elimination of the revenues and expenses of EPIC for the year ended April 30, 1999.

    Elimination of $1,859,000 of interest expense due to assumption that $16,900,000 of debt would be repaid with the proceeds from the sale.

    Elimination in other adjustment column of interest income and expense from restricted project fund trust account and bond payable.

Compost America Holding Company, Inc. and Subsidiaries
Pro Forma Condensed Consoliated Balance Sheet
January 31, 2000
(unaudited)

ASSETS
                                                                                                                         Pro forma
                                                                                     Sale of            Other             Balance
                                                                    1/31/00            Epic          Adjustments           Sheet
                                                                 -------------------------------------------------------------------
Current assets

  Cash and cash equivalents                                        1,174,252        2,703,177                             3,877,429
  Accounts receivable, net                                         5,251,611       (5,232,685)                               18,926
  Prepaid expenses and other current assets                        1,151,768       (1,036,881)                              114,887
                                                                 -------------------------------------------------------------------
     Total current assets                                          7,577,631       (3,566,389)                 -          4,011,242
                                                                 -------------------------------------------------------------------
Property, plant and equipment, net                                21,154,291       (9,016,527)                           12,137,764
                                                                 -------------------------------------------------------------------
Other assets

  Customer contract rights, net                                   25,078,110      (25,078,110)                                    -
  Other intangible assets, net                                     1,124,530                                              1,124,530
  Investment in joint venture                                                       1,850,000                             1,850,000
  Other assets                                                        30,615          (21,113)                                9,502
                                                                 -------------------------------------------------------------------
     Total other assets                                           26,233,255      (23,249,223)                 -          2,984,032
                                                                 -------------------------------------------------------------------
                                                                  54,965,177      (35,832,139)                 -         19,133,038
                                                                 -------------------------------------------------------------------
Liabilities and Stockholders' Deficiency

Current liabilities

  Short-term debt                                                    566,192                                                566,192
  Long-term debt, current portion                                 19,944,894      (13,826,973)                            6,117,921
  Due to related parties                                          11,148,613       (5,072,619)                            6,075,994
  Accounts payable                                                 5,515,702       (5,415,702)                              100,000
  Accrued expenses                                                 6,844,507       (4,430,635)                            2,413,872
                                                                 -------------------------------------------------------------------
    Total current liabilities                                     44,019,908      (28,745,929)                 -         15,273,979
                                                                 -------------------------------------------------------------------

Long-term debt                                                     5,706,533       (5,706,533)                                    -
                                                                 -------------------------------------------------------------------

Redeemable Preferred and Common stock                             16,098,557                                             16,098,557
                                                                 -------------------------------------------------------------------
Stockholders' (deficiency)                                       (10,859,821)      (1,379,677)                          (12,239,498)
                                                                 -------------------------------------------------------------------
                                                                  54,965,177      (35,832,139)                 -         19,133,038
                                                                 ===================================================================

 Compost America Holding Company, Inc. and Subsidiaries
Pro Forma Condensed Consoliated Statement of Operations
January 31, 2000
(unaudited)

                                                                                                                       Pro forma
                                                                                   Sale of            Other           Statement of
                                                                   1/31/00           Epic           Adjustments        Operations
                                                                 -------------------------------------------------------------------
Revenues                                                          19,287,164      (19,087,947)                              199,217

Costs and expenses

  Operating                                                       13,259,800      (13,021,793)                              238,007
  Selling, general and administrative                              5,757,353       (1,503,068)                            4,254,285
  Depreciation and amortization                                    3,392,384       (3,108,211)                              284,173
  Compensation for stock options                                     446,250         (446,250)                                    -
  Provision for impairment                                                                                                        -
                                                                 -------------------------------------------------------------------
                                                                  22,855,787      (18,079,322)                 -          4,776,465
                                                                 -------------------------------------------------------------------
Operating loss                                                    (3,568,623)      (1,008,625)                 -         (4,577,248)
                                                                 -------------------------------------------------------------------
Other income (expense)

  Interest expense                                                (3,523,312)       2,030,548            703,349           (789,415)
  Interest income                                                    719,970                            (719,970)                 -
  Loss on investment                                                                                                              -
  Gain on sale of subsidiary                                                                                                      -
  Other, net                                                                                                                      -
                                                                 -------------------------------------------------------------------

 Loss before income tax (provision) benefit                       (6,371,965)       1,021,923            (16,621)        (5,366,663)

 Income tax (provision) benefit                                     (146,385)         100,000                               (46,385)
                                                                 -------------------------------------------------------------------

 Net loss                                                         (6,518,350)       1,121,923            (16,621)        (5,413,048)

 Preferred stock dividends                                        (3,997,303)                                            (3,997,303)

 Accretion on preferred stock                                     (2,153,494)                                            (2,153,494)
                                                                 -------------------------------------------------------------------

 Net loss applicable to common stockholders                      (12,669,147)       1,121,923            (16,621)       (11,563,845)
                                                                 ===================================================================

 Net loss per common share
   Basic and diluted                                                   (0.24)
                                                                 ============                                         ==============

 Footnotes to Pro Forma Financial Statements


 (a) The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale of Compost America Holding Company, Inc.'s (the "Company") wholly owned subsidiary Environmental Protection & Improvement Company, Inc. ("Epic") as of January 31, 2000. Following is a detail of the proceeds surrounding the sale as well as a use of proceeds:

               Proceeds from sale of EPIC                          $ 31,300,000
               Note payable                                           1,500,000
                                                                   ------------
                                                                     32,800,000

               Use of Proceeds:

               Purchase of Equity Investment                          1,850,000
               Advancing existing projects                              500,000
               Repayment of debt                                     16,900,000
               Severance pay                                          1,600,000
               Settlement of disputes                                 4,717,785
               Repayment of payables                                  3,932,215
                                                                   ------------

               Net cash received, to be used for working capital    $ 3,300,000
                                                                   ============


               Pro forma adjustments includes the disposition of the assets and liabilities of EPIC, proceeds from the sale, gain on the sale and immediate use of sale proceeds.


 (b) The unaudited pro forma condensed consolidated statement of operations for the nine months ended January 31, 2000 include the following adjustments:

               Elimination of the revenues and expenses of EPIC for the nine months ended January 31, 2000.

               Elimination of $1,394,250 of interest expense due to assumption that $16,900,000 of debt would be repaid with the proceeds from the sale.

               Elimination in other adjustment column of interest income and expense from restricted project fund trust account and bond payable.